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                                                                    Exhibit 23.8


[LOGO OF KPMG APPEARS HERE]

        1201 Market Street
        Suite 1001
        Wilmington, DE 19801-1808




                      Consent of Independent Accountants


The Board of Directors
of United Messaging, Inc.:


We consent to the inclusion in the registration statement on Form S-1 of Internet Capital Group, Inc. of our report dated July 6, 1999, relating to the financial statements of United Messaging, Inc. which are included in such registration statement and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG LLP


Philadelphia, Pennsylvania
August 3, 1999